Resource Extraction Payment Report

Project-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2023, by project and type of payment.

	For the year ended December 31, 2023 (U.S.$ thousand)(1) (2)
	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	Total
Argentina	532 (3)								532
Gobernador Ayala	-	2,957	-	-	-	-	-	-	2,957
Rio Neuquén	329	11,139	501	-	-	-	-	-	11,969
El Mangrullo	1,383	43,616	902	-	-	-	-	-	45,901
Rincón de Aranda	-	-	-	-	13,100	-	-	5,518	18,618
Rincón el Mangrullo	-	1,575	-	-	-	-	-	-	1,575
Parva Negra	-	-	170	-	-	-	-	-	170
Sierra Chata	384	11,891	846	-	-	-	-	-	13,121
El Tordillo	355	6,430	2,143	-	-	-	-	-	8,928
Puesto Quiroga	-	116	-	-	-	-	-	-	116
Aguarague	-	1,277	288	-	-	-	-	-	1,565
Las Tacanas Norte	-	-	-	-	1,800	-	-	-	1,800
Chirete	-	1,437	-	-	-	-	-	-	1,437
Oil and Gas Exports	12,129	-	-	-	-	-	-		12,129
Total	15,112	80,438	4,850	-	14,900	-	-	5,518	120,818

(1)	All payments are reported in U.S. dollars. Payments relating to projects in Argentina were made in Argentinean Pesos, and such payments have been converted to U.S. dollars using, except for Taxes other than Taxes for Oil and Gas Exports, the sellers “divisa” exchange rates of the Banco de la Nación Argentina as of closing of the day before of each payment. For all Taxes other than Taxes for Oil and Gas Exports, the sellers “divisa” exchange rate published by the Banco de la Nación Argentina as of December 29, 2023 was used to make such conversion.
(2)	Sums are rounded, so they may not add up.
(3)	Some taxes related with the commercial development of oil and gas are imposed on a company-level and cannot be assigned to a specific project.

Government-level disclosure

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2023, by government and type of payment.

	For the year ended December 31, 2023 (U.S.$ thousand)(1)
	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	Total
Argentina
Argentinean Federal Government	12,337	-	-	-	-	-	-	-	12,337
Local Governments
City of Buenos Aires	174	-	-	-	-		-	-	174
Province of Buenos Aires	359	-	-	-	-		-	-	359
Province of Chubut	283	6,546	2,193	-	-		-	-	9,022
Province of Mendoza	103	2,957	-	-	-		-	-	3,060
Province of Neuquén	1,561	67,876	2,369	-	14,900		-	5,518	92,224
Province of Rio Negro	-	346	-	-	-		-	-	346
Province of Salta	159	2,713	288	-	-		-	-	3,160
Province of Santa Fe	136	-	-	-	-		-	-	136
Total	15,112	80,438	4,850	-	14,900		-	5,518	120,818

(1)	All payments are reported in U.S. dollars. Payments relating to projects in Argentina were made in Argentinean Pesos, and such payments have been converted to U.S. dollars using, except for Taxes other than Taxes for Oil and Gas Exports, the sellers “divisa” exchange rates of the Banco de la Nación Argentina as of closing of the day before of each payment. For all Taxes other than Taxes for Oil and Gas Exports, the sellers “divisa” exchange rate published by the Banco de la Nación Argentina as of December 29, 2023 was used to make such conversion.
(2)	Sums are rounded, so they may not add up.

Payment details disclosure

The table below provides the details of payments made to governments for the fiscal year ended December 31, 2023.

For the year ended December 31, 2023
Subnational Jurisdiction	Government	Business segment	Projects	Resource	Amount (U.S.$ thousand)(1)

Argentinean Federal Government	Argentinean Federal Government	All	Pampa Energía S.A. (2)	N/A	208
Argentinean Federal Government	Argentinean Federal Government	Oil and Gas	Exports	Oil and Gas	12,129
City of Buenos Aires	Government of the City of Buenos Aires	Oil and Gas	N/A (3)	Oil and Gas	174
Province of Buenos Aires	Government of Buenos Aires	Oil and Gas	N/A (3)	Oil and Gas	359
Province of Chubut	Government of Chubut	Oil and Gas	El Tordillo – Puesto Quiroga	Oil and Gas	9,022
Province of Mendoza	Government of Mendoza	Oil	Gobernador Ayala	Oil	3,060
Province of Neuquén	Government of Neuquén	Oil and Gas	El Mangrullo – Rincón de Aranda – Río Neuquén – Rincón del Mangrullo – Parva Negra – Sierra Chata – Las Tacanas Norte	Oil and Gas	92,224
Province of Rio Negro	Government of Rio Negro	Oil and Gas	Rio Neuquén	Oil and Gas	346
Province of Salta	Government of Salta	Oil and Gas	Aguarague - Chirete	Oil and Gas	3,160
Province of Santa Fe	Government of Santa Fe	Oil and Gas	N/A (3)	Oil and Gas	136
Total					120,818
(1)	All payments are reported in U.S. dollars. Payments relating to projects in Argentina were made in Argentinean Pesos, and such payments have been converted to U.S. dollars using, except for Taxes other than Taxes for Oil and Gas Exports, the sellers “divisa” exchange rates of the Banco de la Nación Argentina as of closing of the day before of each payment. For all Taxes other than Taxes for Oil and Gas Exports, the sellers “divisa” exchange rate published by the Banco de la Nación Argentina as of December 29, 2023 was used to make such conversion.
(2)	The Company files a consolidated income tax return in Argentina. The Argentinean Federal Government levies corporate income taxes at the consolidated group level rather than on a per-project basis. The Company has disclosed payments of U.S.$ 208 thousands in payments of transaction taxes related with the commercial development of oil and gas.
(3)	Local jurisdictions impose gross income taxes, even tough there in no project located in such jurisdiction. Amounts stated are related with gross income tax imposed by jurisdictions related with commercial development of oil and gas at a company level.